Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES SECOND QUARTER RESULTS

SAN JOSE, CA (April 27, 2005) — Sanmina-SCI Corporation (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its second fiscal quarter ended April 2, 2005.

Second Quarter Fiscal 2005 Highlights Include:

•                  REVENUES OF $2.89 BILLION

•                  NON-GAAP NET INCOME OF $29.3 MILLION AND NON-GAAP EPS OF $0.06

•                  GAAP NET LOSS OF $1,035.5 MILLION AND GAAP LOSS PER SHARE OF $1.99

•                  PRE-TAX CHARGE OF A $600 MILLION FOR IMPAIRMENT OF GOODWILL AND OTHER LONG-LIVED ASSETS

•                  RECORDED VALUATION ALLOWANCE AGAINST DEFERRED TAX ASSET $379 MILLION

•                  CASH FLOW FROM OPERATIONS OF APPROXIMATELY $122 MILLION

•                  INVENTORY TURNS 11.4x

For the second quarter ended April 2, 2005, Sanmina-SCI reported revenues of $2.89 billion, compared to $2.86 billion in the second quarter of fiscal 2004 which ended March 27, 2004.

Non-GAAP net income for the second quarter 2005 was $29.3 million, or $0.06 non-GAAP diluted earnings per share, compared to non-GAAP net income of $26.6 million, and non-GAAP diluted earnings per share of $0.05, for the same period last year and compared to non-GAAP net income of $45.7 million, and $0.09 non-GAAP diluted earnings per share in the first quarter ended January 1, 2005.  Non-GAAP operating income for the quarter was $55.8 million.  As described below, non-GAAP financial results do not include integration and restructuring costs, impairment charges, and other infrequent or unusual items and non-cash interest and amortization expense.  As so defined, non-GAAP financial results do not include the aforementioned valuation allowance against deferred tax assets or the impairment charge against goodwill or other long lived assets.

For the second quarter of fiscal 2005, the company reported a GAAP net loss of $1.035.5 million or GAAP diluted loss per share of $1.99. Operating loss on a GAAP basis for the second quarter was $604.1 million.

FINANCIAL RESULTS	Q2:2005	Q2:2004	6MOS2005	6MOS2004
(In thousands, except per share data)
Revenue	$2,885,402	$2,862,386	$6,138,108	$5,832,667
GAAP:(1)
Net Income (loss)	$(1,035,508)	$(43,856)	$(1,011,142)	$(28,087)
Earnings (loss) per share	$(1.99)	$(0.09)	$(1.95)	$(0.05)
Non-GAAP:(2)
Operating Income	$55,805	$56,775	$137,973	$114,021
Operating Margin	1.9%	2.0%	2.2%	2.0%
Net Income	$29,301	$26,619	$74,993	$52,769
Earnings per share	$0.06	$0.05	$0.14	$0.10

(1)          Subject to completion of a valuation analysis of goodwill and other long-lived assets pursuant to SFAS 142 (see below).

(2)          Please refer to “Non-GAAP Financial Information” below for a discussion of how the above non-GAAP financial measures are calculated and why we believe this information is useful to investors.  A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com.

As a result of the company’s continuous migration of certain operating activities from high-cost to low-cost regions, Sanmina-SCI determined during Q2 2005 that in accordance with the Statement of Financial Accounting Standards No. 109 (SFAS 109) it was more likely than not that certain of the company’s deferred tax assets primarily relating to its U.S operations would not be realized and accordingly recorded a non-cash charge of $379 million. Although the company has established a valuation allowance against the carrying value of certain deferred tax assets, the underlying net operating loss carry forwards would still be available to the company to offset future taxable income in the United States subject to applicable tax laws and regulations.

Furthermore, the factors that led to the company’s decision to provide a valuation allowance against certain of its deferred tax assets, coupled with the recent decline in the market price of the Company’s common stock, led the company to perform an impairment analysis of its goodwill and other long-lived assets in accordance with the Statement of Financial Accounting Standard No. 142 (SFAS 142).  As a result of this impairment analysis, the Company concluded that a portion of its goodwill and long-lived assets associated with its domestic reporting unit was impaired, and accordingly, recognized a charge of $600 million.  This analysis also indicated that there was no impairment of goodwill or long-lived assets associated with the Company’s international reporting unit.  The results of this impairment test represent the Company’s best estimate at the time of this announcement in accordance with SFAS 142, but are still subject to completion and review.  The Company anticipates a final valuation report to be issued in advance of filing its Form 10-Q with the Securities and Exchange Commission. Accordingly, the Company’s Form 10-Q for the second fiscal quarter may reflect a goodwill impairment charge differing from the amount referred to in this press release.

Jure Sola, Chairman and Chief Executive Officer of Sanmina-SCI, said, “As we’ve previously discussed our restructuring activities are proceeding as planned, but unfortunately our success in doing so, has negative accounting consequences associated with certain non-cash assets that relate to our high-cost regions, primarily in the United States. Notwithstanding these write-downs we have had to absorb this quarter, we believe our restructuring activities will enhance our competitiveness in the market and yield positive returns for our shareholders.”

At April 2, 2005, the company reported an 11% increase to $1.2 billion in cash and short-term investments as compared to $1.1 billion in the prior quarter.  Cash provided by operations during the second quarter was approximately $122 million. At quarter-end, the Company reported a current ratio of 1.7, working capital of $1.7 billion, and stockholders’ equity of $2.4 billion.

“Total revenues for the second quarter reflect the traditional seasonality of the EMS industry. As expected, results from our personal and business computing systems group were soft. Importantly, despite this seasonality, revenues in our EMS and components operations were comparable with the prior quarter. We believe this achievement reflects the improving fundamentals of our high-end technology markets.

“We continue to align our marketing and manufacturing organization to capitalize on our core competencies in providing customers with end-to-end, technology-driven solutions at reduced cost. Continuous improvement programs are being implemented throughout our operations. These programs, which are designed to enhance future growth by leveraging our unique skill set to add value to our customers, will allow us to take advantage of the growing demand for outsourcing in the electronics industry,” Sola concluded.

Company Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  Please refer to the Risk Factors reported in the company’s annual and quarterly reports on file with the Securities Exchange Commission for a description of some of the factors that could influence the company’s ability to achieve the projected results.

The company provides the following guidance with respect to its third fiscal quarter ending July 2, 2005:

•                  Revenue is expected to be in the range of $2.8 billion to $3.0 billion;

•                  Non-GAAP diluted earnings per share to be between $0.05 and $0.07 excluding integration and restructuring costs, impairment charges, other infrequent or unusual items and non-cash interest and amortization expense.

Non-GAAP Financial Information

In the summary table set forth above, we present the following non-GAAP financial measures:  operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial

2

measures, we exclude charges or gains relating to: restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, extraordinary gains or losses, non-cash interest and amortization expense and other infrequent or unusual items, to the extent material, which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our company and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from non-GAAP to GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com.

Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Wednesday, April 27, 2005 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international: 706-634-6605.  The conference will be broadcast live over the Internet.  Log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.  A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 5356049

About Sanmina-SCI

Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company’s fiscal year 2004 Annual Report on Form 10-K and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the company files with the Securities Exchange Commission.

CONTACT:

Paige Bombino

Investor Relations

+ 408.964.3610

-FINANCIAL TABLES FOLLOW-

3

Press Release Financials	SANMINA-SCI

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	April 2, 2005	March 27, 2004	April 2, 2005	March 27, 2004

GAAP Financial Summary:

Net sales	$2,885,402	$2,862,386	$6,138,108	$5,832,667
Operating income (loss)	(604,071)	(31,461)	(544,472)	14,728
Net income (loss)	(1,035,508)	(43,856)	(1,011,142)	(28,087)
Diluted earnings (loss) per share	$(1.99)	$(0.09)	$(1.95)	$(0.05)

Non-GAAP Financial Summary:

Operating income	$55,805	$56,775	$137,973	$114,021
Net income	29,301	26,619	74,993	52,769
Diluted earnings per share	$0.06	$0.05	$0.14	$0.10

Reconciliation of GAAP measures to Non-GAAP measures:

GAAP operating income (loss)	$(604,071)	$(31,461)	$(544,472)	$14,728
Adjustments:
Amortization of intangibles	2,071	2,281	4,101	4,401
Integration costs	169	2,051	283	3,782
Restructuring costs	57,636	83,904	78,061	91,110
Impairment of goodwill and long-lived assets	600,000	—	600,000	—
Non-GAAP operating income	$55,805	$56,775	$137,973	$114,021

GAAP operating margin	(20.9)%	(1.1)%	(8.9)%	0.3%
Adjustments:
Amortization of intangibles	0.0%	0.1%	0.0%	0.1%
Integration costs	0.0%	0.1%	0.0%	0.0%
Restructuring costs	2.0%	2.9%	1.3%	1.6%
Impairment of goodwill and long-lived assets	20.8%	0.0%	9.8%	0.0%
Non-GAAP operating margin	1.9%	2.0%	2.2%	2.0%

GAAP net income (loss)	$(1,035,508)	$(43,856)	$(1,011,142)	$(28,087)
Adjustments:
Amortization of intangibles	2,071	2,281	4,101	4,401
Integration costs	169	2,051	283	3,782
Restructuring costs	57,636	83,904	78,061	91,110
Impairment of goodwill and long-lived assets	600,000	—	600,000	—
Non-cash interest expense	6,426	6,013	13,071	12,002
Loss on redemption of Zero Coupon Debentures due 2020	8,418	—	8,418	—
Tax effect of above items	(77,567)	(23,774)	(85,455)	(30,439)
Valuation allowance - prior deferred tax assets	379,239	—	379,239	—
Valuation allowance goodwill impairment deferred tax asset	88,417	—	88,417	—
Non-GAAP net income	$29,301	$26,619	$74,993	$52,769

GAAP diluted earnings (loss) per share	$(1.99)	$(0.09)	$(1.95)	$(0.05)
Adjustments:
Amortization of intangibles	0.01	—	0.01	0.01
Integration costs	—	—	—	—
Restructuring costs	0.11	0.17	0.15	0.18
Impairment of long-lived assets	1.15	—	1.15	—
Non-cash interest expense	0.01	0.01	0.02	0.02
Loss on redemption of Zero Coupon Debentures due 2020	0.02	—	0.02	—
Tax effect of above items	(0.15)	(0.04)	(0.16)	(0.06)
Valuation allowance - prior deferred tax assets	0.73	—	0.73	—
Valuation allowance goodwill impairment impairment deferred tax asset	0.17	—	0.17	—
Non-GAAP diluted earnings per share	$0.06	$0.05	$0.14	$0.10

Shares used in computing GAAP earnings (loss) per share amounts:
Basic	519,700	514,924	519,453	514,152
Diluted	519,700	514,924	519,453	514,152

Shares used in computing Non-GAAP earnings per share amounts:
Basic	519,700	514,924	519,453	514,152
Diluted	523,009	533,465	524,009	529,911

Consolidated Statements of Operations

(In thousands, except per share data)

(GAAP)

(Unaudited)

	Three Months Ended		Six Months Ended
	April 2, 2005	March 27, 2004	April 2, 2005	March 27, 2004

Net sales	$2,885,402	2,862,386	$6,138,108	$5,832,667
Cost of sales	2,735,235	2,717,287	5,810,974	5,546,377

Gross profit	150,167	145,099	327,134	286,290

Operating expenses:
Selling, general and administrative	87,084	81,304	174,393	158,350
Research and development	7,278	7,020	14,768	13,919
Amortization of intangibles	2,071	2,281	4,101	4,401
Integration costs	169	2,051	283	3,782
Restructuring costs	57,636	83,904	78,061	91,110
Impairment of goodwill and long-lived assets (1)	600,000	—	600,000	—
Total operating expenses	754,238	176,560	871,606	271,562

Operating income (loss)	(604,071)	(31,461)	(544,472)	14,728

Other income (expense), net	(41,011)	(26,323)	(67,290)	(53,738)

Income (loss) before provision for income taxes	(645,082)	(57,784)	(611,762)	(39,010)

Provision (benefit) for income taxes	390,426	(13,928)	399,380	(10,923)

Net income (loss)	$(1,035,508)	$(43,856)	$(1,011,142)	$(28,087)

Earnings (loss) per share:
Basic	(1.99)	$(0.09)	$(1.95)	$(0.05)
Diluted	(1.99)	$(0.09)	$(1.95)	$(0.05)

Shares used in computing per share amounts:
Basic	519,700	514,924	519,453	514,152
Diluted	519,700	514,924	519,453	514,152

(1)          The goodwill and long-lived asset impairment represents the Company’s best estimate in accordance with SFAS 142 at the time of this announcement.  The Company anticipates a final valuation report will be issued in advance of the Company filing its Form 10-Q for the period ended April 2, 2005 with the Securities and Exchange Commission.

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	April 2, 2005	October 2, 2004
	(Unaudited)	(Derived from audited financials)

ASSETS

Current assets:
Cash and short-term investments	$1,205,431	$1,128,667
Accounts receivable, net	1,595,983	1,668,973
Inventories, net	962,242	1,064,518
Deferred income taxes	84,409	303,965
Prepaid and other current assets	102,416	96,523

Total current assets	3,950,481	4,262,646

Property, plant and equipment, net	751,978	782,642
Goodwill	1,694,739	2,254,979
Other assets	113,906	246,369

Total assets	$6,511,104	$7,546,636

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$223,595	$609,746
Accounts payable	1,510,491	1,630,833
Accrued liabilities	400,214	381,123
Accrued payroll and related benefits	162,880	164,357

Total current liabilities	2,297,180	2,786,059

Long-term liabilities:
Convertible subordinated debentures	521,695	520,818
Long-term debt	1,158,411	790,559
Other	173,671	94,489

Total stockholders’ equity	2,360,147	3,354,711

Total liabilities and stockholders’ equity	$6,511,104	$7,546,636

Forward Looking Guidance

Three Months Ended July 2, 2005

(in billions, except per share amounts)

Net sales	$2.8 - $3.0

Non-GAAP earnings per share (1)	$0.05 - $0.07

(1)          Forward looking guidance for the quarter ended July 2, 2005 is provided only on a non-GAAP basis.  The comparable GAAP earnings or loss per share amount is not accessible due to inherent difficulties in predicting certain expenses and gains affecting GAAP earnings or loss, such as the amount and timing of Sanmina-SCI’s restructuring costs, as well as debt security repurchases, if any, that could result in gains or losses reported in GAAP earnings.